Exhibit 21.1

Allion Healthcare, Inc. and Subsidiaries

Allion Healthcare, Inc. a Delaware Corporation

1660 Walt Whitman Road Suite 105, Melville, NY 11747

MOMS Pharmacy, Inc., a California Corporation

19300 S. Hamilton Ave, Suite 170, Gardena, CA 90248

Medicine Made Easy, a California Corporation

19300 S. Hamilton Ave, Suite 170, Gardena, CA 90248

3940 Fourth Ave, Suite 150, San Diego CA 98104

MOMS Pharmacy, Inc., a New York Corporation

1660 Walt Whitman Road, Suite 105, Melville, NY 11747

MOMS Pharmacy, LLC, a Florida Limited Liability Company; d/b/a MOMS Specialty Care Pharmacy

4500 Biscayne Blvd., Miami, FL 33137

North American Home Health Supply, Inc. a California Corporation

16129 Cohasset St., Van Nuys CA 91406

7590 Fay Ave., suite 403, La Jolla CA 92037

Specialty Pharmacies, Inc. a Washington Corporation

191 Golden Gate Ave., San Francisco CA 94102

1120 Cherry Street, Seattle WA 98104

45 Castro Street, Suite 124, San Francisco CA 98104

Oris Health, Inc. a California Corporation

915 Camino Del Mar, Ste. 200, Del Mar CA 92014

MOMS Pharmacy of Brooklyn, Inc. a New York Corporation

821 Franklin Avenue, Brooklyn NY 11225